CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Imperial Petroleum Recovery Corporation; (the “Company”) on Form 10-QSB for the quarter ended July 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Alan B. Springer, President and Chief Executive Officer of the Company, hereby certify, to such officer’s knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Alan B. Springer	October 24, 2006
Alan B. Springer Chairman and Chief Executive Officer